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                                                                  Exhibit 10.314

[INLAND(R) LOGO]

Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road                                             200 Waymont Court             1955 Lake Park Drive
Oak Brook, IL 60523                     501 Manatee Ave, West     Suite 126, Unit 10            Suite 300
630-218-4948 Fax: 4935                  Holmes Beach, FL 34217    Lake Mary, FL 32746           Smyrna, GA 30080
www.inlandgroup.com                     941-779-1000 Fax: 2000    407-688-6540 Fax: 6543        678-996-2131 Fax: 2140

                                                        REVISED - APRIL 30, 2004

(SELLER)
c/o Advantis (Broker)
Attn: Brad C. Luger
4300 W. Cypress Street, Suite 1000
Tampa, Florida 33607
(813) 342-4000

       RE:  THE VILLAGE SHOPPES AT SIMONTON
            LAWRENCEVILLE, GEORGIA

Dear Mr. Luger:

     This letter represents this corporation's offer to purchase The Village Shoppes at Simonton Shopping Center with 66,415 net rentable square feet, situated on approximately 9.5 acres of land, located at the southeast corner of New Hope Road and Simonton Road, Lawrenceville, Georgia.

     The above properties shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the properties.

     This corporation or its nominee will consummate this transaction on the following basis:

     1. The total purchase price shall be $13,750,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, to be paid at CLOSING 30 BUSINESS DAYS following the acceptance of this agreement (see Paragraph 10).

          Purchaser shall allocate the land, building and depreciable improvements prior to closing.

     2. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to the tenants described on Exhibit A on triple net leases covering the building and all of the land, not including outparcels parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled with a master lease for 12 months to a by Seller.

     3. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend (EXCEPT SUCH EXTENSIONS PROVIDED IN THE LEASES), nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments.

     4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc.

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VILLAGE SHOPPES AT SIMONTON, LAWRENCEVILLE, GA          REVISED - APRIL 30, 2004
PAGE 2

          Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing or, at Purchaser's option, Seller may credit Purchaser in cash with an amount required to finish said work.

     5. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

     6. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

     7. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

     8. Seller shall supply to Purchaser 10 days prior to closing, and Seller shall pay for at closing, a certificate which must be acceptable to Purchaser from a certified hygienist for environmental concerns that there is no asbestos, PCBs, or hazardous substance in the buildings and on the property; in other words, a Level 1 environmental audit (and Level 2 audit, if required).

     9. The above sale of the real estate shall be consummated by conveyance of a full warranty deed from Seller to Purchaser's designee, with the Seller paying its customary share of city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

     10. The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, 30 business days following acceptance of this agreement, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving of all NEW construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Seller, shall be issued, with all warranties and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based (at Purchaser's option) on the greater of 110% of the most recent bill or latest assessment, or the estimated assessments for 2003 and 2004 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

     11. This offer is not subject to the property being 100% occupied at the time of closing. In the event that it is less than 100% occupied and 100% gross rent collected, the Seller shall escrow an amount equal to the rent and all reimbursable expenses for any vacancy and any tenant not paying full rent current based on the attached rent roll. The amount of the escrow shall be equal to one year of these payments. As an example, if 1,000 square feet were vacant or not paying rent at closing and the rent for the space was $10.00 per square foot and the CAM, tax and insurance were an additional $2.00 per square foot, then the escrow would be equivalent to $12.00 x 1,000 square feet x, or $12,000. Seller shall be responsible for leasing all space involved with the above escrow and shall be responsible for all leasing commissions, tenant improvements and all other costs associated with placing a third party tenant into said space. Once a tenant acceptable to Purchaser is placed into said space and is paying full rent current, then the Seller shall be paid from the escrow any amount of funds unused for that space.

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VILLAGE SHOPPES AT SIMONTON, LAWRENCEVILLE, GA          REVISED - APRIL 30, 2004
PAGE 3

     12.

     13. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

     14.

     15. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

     16. Seller shall be responsible for payment of a real estate brokerage commission, as per their agreement, to Advantis. Said commission shall be paid through the closing escrow.

     17. Fifteen (15) days prior to closing, Seller must provide the title as stated above and a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

     18. Seller agrees that prior to closing it shall put all vacant spaces into rentable condition and ready for a new tenant to occupy immediately in accordance with all applicable laws, codes, etc., including all requirements for a certificate of occupancy for said space/or escrow funds, an amount equal to said work, acceptable to Seller and Buyer.

     19. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least one-year audit of the books and records of the property.

     This offer is, of course, predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and at least one year of audited operating statements on said property is required that qualify, comply with and can be used in a public offering.

     If this offer is acceptable, please HAVE THE SELLER sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by May 7, 2004.

                                          Sincerely,

ACCEPTED:                                 INLAND REAL ESTATE ACQUISITIONS, INC.
                                          or nominee
By:        /s/ [ILLEGIBLE]
      -------------------------
Date:          5/5/04                     /s/ Steven D. Sanders
      -------------------------           Steven D. Sanders
                                          Sr. Vice President


                                          /s/ G. Joseph Cosenza
                                          G. Joseph Cosenza
                                          Vice Chairman

                                    EXHIBIT A

                                                 THE VILLAGE SHOPPES AT SIMONTON

                              TERMS                        RENT      RENT                   FYE 2005
                      SQUARE   IN     LEASE      LEASE    [ILLEGIBLE] PER    [ILLEGIBLE]    SCHEDULED
TENANT    [ILLEGIBLE] FEET   YEARS   BEGINS*    ENDS*     DATE     SQ.FT.       RENT         RENT     [ILLEGIBLE]  [ILLEGIBLE]
Cummings Nails   5     1,200      5  7/1/2004  6/30/2009  7/1/2004  $ 25.00  $ 30,000.00  $ 30,000.00  Pro-Rata - One @ five years
and Tanning                                               7/1/2005  $ 25.50  $ 30,600.00                          with rent at the
                                                          7/1/2006  $ 26.00  $ 31,200.00                          then current
                                                          7/1/2007  $ 26.50  $ 31,800.00                          market rate.
                                                          7/1/2008  $ 27.00  $ 32,400.00                        - See Rent Roll
                                                                                                                  Notes

Dollar Store    10     2,644      5  7/1/2004  6/30/2009  7/1/2004  $ 23.00  $ 60,812.00  $ 60,812.00  Pro-Rata - One @ five years
                                                          7/1/2007  $ 23.50  $ 62,134.00                          with rent at the
                                                          7/1/2008  $ 24.00  $ 63,456.00                          then current
                                                                                                                  market rate.
                                                                                                                - See Rent Roll
                                                                                                                  Notes

PakMail         11     1,400      5  7/1/2004  6/30/2009  7/1/2004  $ 25.00  $ 35,000.00  $ 35,000.00  Pro-Rata - One @ five years
                                                          7/1/2006  $ 25.50  $ 35,700.00                          with rent as
                                                          7/1/2007  $ 26.00  $ 36,400.00                          follows:
                                                          7/1/2008  $ 27.00  $ 37,800.00                          Year 1: $27.50 psf
                                                                                                                  Year 2: $28.00 psf
                                                                                                                  Year 3: $28.50 psf
                                                                                                                  Year 4: $29.00 psf
                                                                                                                  Year 5: $29.50 psf
                                                                                                                - See Rent Roll
                                                                                                                  Notes

Supercuts       12     1,400      5  7/1/2004  6/30/2009     N/A    $ 24.00  $ 33,600.00  $ 33,600.00  Pro-Rata - One @ five years upon same terms.
                                                                                                                - See Rent Roll
                                                                                                                  Notes

Vacant           6     1,400
Vacant           7     1,400
Vacant           8     1,400
Vacant           9     1,400
Vacant          13     1,400
Vacant          14     1,400
Vacant          15     1,400

Total Leased          56,615  85.24%
Total Vacant           9,800  14.76%
                      ------  -----
Total Gross
Leasable              66,415    100%

* All dates are approximate and subject to change due to potential delays in construction.

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INVESTMENT SERVICES GROUP   24                                Tenant Information